Exhibit 99.2

DowDuPont

4Q/FY 2018 Earnings Conference Call

January 31, 2019

4Q and FY 2018 Highlights

4Q Financial Highlights

- Sales even with prior year as price and volume gains were offset by currency
  - Volume grew 1% driven by gains in Asia Pacific and Latin America
  - Local price increased 1% with improvement in most regions
- Operating EBITDA even with prior year
- Adjusted EPS increased 6% to $0.88

Full Year Financial Highlights

- Sales increased 8% on a pro forma basis with gains in all regions
  - Pro forma volume grew 4% with gains in most regions
  - Pro forma local price increased 3% with gains in all regions
- Operating EBITDA increased 13% on a pro forma basis to $18.3B
- Adjusted EPS increased 21% on a pro forma basis to $4.11

Transaction Highlights

- **Realized >$500MM of cost synergies** in 4Q, >$1.8B since merger close
- **Realized YoY cost synergy savings of $1.6B**, up $0.1B from expectations
- **Purchased $1.4B shares** in 4Q, expect to complete $3B program by end of 1Q19
- **Announced future CEOs and boards** in 4Q for new Dow, DuPont and Corteva

4Q 2018 Financial Highlights

Financial Performance Snapshot	4Q18	4Q17	*B / (W)*	
Net Sales ($B)	20.1	20.1	-	*Flat*
Operating EBITDA ($B)	3.9	3.9	-	*Flat*
GAAP EPS from Cont. Ops. ($/share)	0.21	(0.52)	*0.73*	*N/A*
Adjusted EPS ($/share)	0.88	0.83	*0.05*	*+6%*

4Q 2018 Adjusted EPS Variance



$0.83
$0.88
4Q17
Cost Synergies
Core Business Growth
USGC Investments
Tax Savings & Share Buyback
Margin Compression
Equity Earnings
4Q18

Drivers

- Cost synergy capture
- Core end-market growth
- Contribution of USGC capacity adds
- Tax savings and share count reduction from buybacks

- MatCo margin compression in PU and PE chains
- Lower JV equity earnings

1Q19 Modeling Guidance

Refer to slide 13 in Appendix for additional commentary on 1Q segment outlook

Net Sales: down mid-single digits percent

Op. EBITDA: down low-teens percent

Division Outlook: 1Q19 vs. 1Q18	Net Sales	Op. EBITDA (incl. Equity Earnings)
Agriculture	1H – Down low-single digits percent 1Q – Down low-single digits percent	1H – Flat 1Q – Down low-single digits percent
Materials Science	Down high-single digits percent	Down low-twenties percent
Specialty Products[1]	Down low-single digits percent	Down low-single digits percent

1Q19

Corporate segment Op. EBITDA	**(\$165)MM – (\$185)MM**	**1Q19 operational tax rate** *(excl. EGL, DuPont Amort. & Sig. Items)*	**20 – 22%**
D&A *(includes the DuPont Amortization expense below)*	**\$1.46B – \$1.51B** *(includes step-up D&A)*	**DuPont non-op. pension/OPEB headwind**	**\$20MM – \$22MM**
DuPont amortization expense *(added back when calculating Adj. EPS)*	**~\$320MM pre-tax** *Taxed at ~21%*	**Net interest expense** *(net of Interest Income, which is reported in Sundry Income/Expense line)*	**\$410MM – \$440MM**
Net income attributable to non-controlling interests *(reduction to net income)*	**~\$40MM**	**Share count**	**~2,270MM**

YoY Synergy Savings Realized in 1Q19: >\$350MM

1. Refer to slide 14 in Appendix for full-year modeling guidance for Specialty Products

4Q 2018 Materials Science Overview

Financial Performance Snapshot	4Q18	4Q17	B/(W)	
Net Sales ($MM)	11,759	11,856	*(97)*	*-1%*
Op. EBITDA ($MM)	2,078	2,351	*(273)*	*-12%*
Op. EBITDA ex Equity Earnings ($MM)	2,056	2,212	*(156)*	*-7%*
Op. EBITDA Margin (%)	17.7	19.8	*-210bps*	
Op. EBITDA Margin ex Equity Earnings (%)	17.5	18.7	*-120bps*	

YoY Sales Change: Vol 1%, Local Price -1%, Currency -1%, Port./Other –

Division Highlights and Market Trends

- Net sales decreased 1% to $11.8 billion, as volume growth of 1% was more than offset by local price and currency, each down 1%
- Operating EBITDA decreased 12% to $2.1 billion, driven by margin compression in isocyanates and polyethylene products and lower equity earnings
- Full-year sales and EBITDA grew 11% and 10%, respectively, driven by local price and volume gains, including contributions from new capacity on the U.S. Gulf Coast; EBITDA also benefited from cost synergies and higher equity earnings; Dow tower full-year capex of $2.5 billion, down YoY and below D&A

Key Macro Trend


Brent Crude Oil
Dropped from $80+/bbl to ~$50/bbl (>35% decline) during 4Q
Europe Naphtha & USGC Ethane ($/mmbtu)
15
10
5
0
75
50
25
0
Brent Crude Oil ($/bbl)
Naphtha-Ethane Spread
Compressed ~40% during 4Q
Jan-18
Mar-18
May-18
Jul-18
Sep-18
Nov-18

Prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.

Materials Science: 4Q 2018 Highlights

Performance Materials & Coatings

- Local price gains in Consumer Solutions were more than offset by volume declines, as the business drove product mix improvements, and the impact of currency
- Coatings & Performance Monomers sales declined as price increases in most regions were more than offset by lower demand and a headwind from currency; an extended turnaround impacted Performance Monomers profitability by $20MM
- Op. EBITDA up 5% on higher local pricing and cost synergy capture

	4Q18	4Q17
Net Sales ($MM)	**2,196**	2,210
Op. EBITDA ($MM)	**421**	400
Op. EBITDA Margin	**19.2%**	18.1%

YoY Sales change: Vol -6%, Local Price +7%
Currency -2%, Port./Other 0%

Industrial Intermediates & Infrastructure

- PU & CAV delivered sales gains in U.S. & Canada and Asia Pacific on volume growth, supported by increased supply from the Sadara joint venture
- Industrial Solutions reported mid-single-digit sales growth, driven by volume gains in most regions, which more than offset modest price declines
- Op. EBITDA down 18% on lower isocyanates (down ~40%)[1] and MEG margins (down ~25%)[1], impacting business results and equity earnings, partly offset by cost synergies

	4Q18	4Q17
Net Sales ($MM)	**3,695**	3,554
Op. EBITDA ($MM)	**553**	677
Op. EBITDA Margin	**15.0%**	19.0%

YoY Sales change: Vol +8%, Local Price -2%
Currency -2%, Port./Other 0%

Packaging & Specialty Plastics

- Net sales down 4% as local price declined 3%, driven by lower polyethylene product prices, and volume for the segment was flat (P&SP business volume was up, while Hydrocarbons & Energy business volume was down)
- P&SP business grew volume on higher demand in most regions on new capacity from Sadara and the U.S. Gulf Coast investments; demand growth was led by Industrial & Consumer Packaging and Flexible Food & Specialty Packaging
- Op. EBITDA down 13% on lower equity earnings and contraction in polyethylene margin spreads; cost synergies & increased supply from growth projects were tailwinds

	4Q18	4Q17
Net Sales ($MM)	**5,868**	6,092
Op. EBITDA ($MM)	**1,104**	1,274
Op. EBITDA Margin	**18.8%**	20.9%

YoY Sales change: Vol 0%, Local Price -3%
Currency -1%, Port./Other 0%

1. Source: IHS-Markit and ICIS.

4Q 2018 Specialty Products Overview

Financial Performance Snapshot	4Q18	4Q17	B/(W)	
Net Sales ($MM)	5,457	5,361	*96*	*2%*
Op. EBITDA ($MM)	1,784	1,584	*200*	*13%*
Op. EBITDA Margin (%)	32.7	29.5	*320 bps*	
YoY Sales Change: Vol 0%, Local Price 2%, Currency -1%, Port./Other +1%				

Division Highlights

- Net sales increased 2% to $5.5 billion driven by local price improvement
- Operating EBITDA increased 13% to $1.8 billion, driven by cost synergies, local price increases, higher volumes and higher equity earnings, partially offset by higher raw material costs
- Operating EBITDA improvement was realized in every segment

Market Trends

- Continued strength in probiotics, semiconductors, aerospace, personal protection, health and nutrition and industrial markets
- Softness in photovoltaics, auto, U.S. residential construction and consumer electronics end-markets

Specialty Products: 4Q 2018 Highlights

Electronics & Imaging

- Volume gains led by continued strength in semiconductor technologies and display technologies, partially offset by interconnect solutions due to weaker smartphone sales and inventory destocking.
- Op. EBITDA up 18% on higher equity earnings, a gain associated with an asset sale, cost synergies and higher volume; partially offset by declines in local price and higher raw material costs.

	4Q18	4Q17
Net Sales ($MM)	**1,169**	1,193
Op. EBITDA ($MM)	**685**	581
Op. EBITDA Margin	**58.6%**	48.7%

YoY Sales change: Vol +1%, Local Price (2%) Currency (1%), Port./Other 0%

Nutrition & Biosciences

- Volume gains led by N&H on double-digit volume growth in probiotics, continued strength in systems & texturants and broad-based growth in Asia Pacific, partially offset by volume declines in Industrial Biosciences driven by a slow-down in U.S. & Canada energy and carpet end markets.
- Op. EBITDA up 4% from cost synergies, a portfolio benefit and volume gains; partially offset by higher raw material costs.

	4Q18	4Q17
Net Sales ($MM)	**1,628**	1,581
Op. EBITDA ($MM)	**367**	352
Op. EBITDA Margin	**22.5%**	22.3%

YoY Sales change: Vol +1%, Local Price 0% Currency (2%), Port./Other +4%

Transportation & Advanced Polymers

- Local price gains led by engineering polymers, reflecting tight polymer supply and higher feedstock costs. Volume declines due to inventory destocking.
- Op. EBITDA up 7% on higher local price and cost synergies, partially offset by lower volumes and higher raw material costs.

	4Q18	4Q17
Net Sales ($MM)	**1,319**	1,297
Op. EBITDA ($MM)	**389**	365
Op. EBITDA Margin	**29.5%**	28.1%

YoY Sales change: Vol (5%), Local Price +8% Currency (1%), Port./Other 0%

Safety & Construction

- Volume gains led by continued strength across industrial, oil & gas, aerospace and life & personal protection end-markets. Local price was up with gains in all regions and across all lines of business; led by strength in Kevlar®.
- Op. EBITDA up 20% on cost synergies, higher volume and local price; partially offset by higher raw material and freight costs.

	4Q18	4Q17
Net Sales ($MM)	**1,341**	1,290
Op. EBITDA ($MM)	**343**	286
Op. EBITDA Margin	**25.6%**	22.2%

YoY Sales change: Vol +3%, Local Price +3% Currency (1%), Port./Other (1%)

4Q 2018 Agriculture Overview

Financial Performance Snapshot	4Q18	4Q17	B/(W)	
Net Sales ($MM)	2,817	2,787	*30*	*1%*
Seed	1,199	1,255	*(56)*	*-4%*
Crop Protection	1,618	1,532	*86*	*6%*
Op. EBITDA (MM)	233	223	*10*	*4%*
Op. EBITDA Margin (%)	8.3	8.0	*30bps*	

YoY Sales change: Vol +4%, Local Price +5%, Currency -5%, Port./Other -3%

Division Highlights

- 2018 EBITDA of $2.7B, an increase of 4%, overcoming significant headwinds
- Delivered against our cost synergies commitment of $450 million
- 4Q organic sales growth and operating EBITDA growth of 9% and 4%, respectively
- New product sales driving growth above market in crop protection
- Early start to the safrinha season and timing of U.S. & Canada shipments benefitting seed sales

Market Trends

- Expected shift away from soybeans to corn, wheat and cotton in U.S. & Canada
- Farmers are delaying finalizing their planting decisions, shifting a portion of 1Q sales to 2Q19
- Currency pressures and higher input costs

Prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.

Agriculture: 4Q and FY 2018 Highlights

Fourth Quarter

- Crop Protection sales of $1.6B grew 6%, driven by organic sales growth of 10% primarily due to new product launches (including picoxy-based products in Latin America, Pasture and Land Management products and Enlist™ Herbicides), which were partly offset by a weather-related reduction in demand for nitrogen stabilizer sales in U.S. & Canada. Price increases were partly offset by currency pressures, primarily in Latin America.
- Seed sales of $1.2B decreased 4%. Organic sales growth of 8% reflected strong volume growth, driven by the beginning of a recovery of volumes connected with the remedy in Brazil, the early start to the safrinha season in Latin America and the timing of seed shipments in U.S. & Canada. The negative portfolio impact reflected inclusion of two months of the Brazil corn remedy in last year's quarter.
- Operating EBITDA improved 4%, reflecting cost synergies, sales gains and $14MM of benefits of product lines sales, partly offset by higher raw material costs, investments supporting growth and higher commissions.

	4Q18	4Q17
Net Sales ($MM)	**2,817**	2,787
Op. EBITDA ($MM)	**233**	223
Op. EBITDA Margin	**8.3%**	8.0%

YoY Sales change: Vol +4%, Local Price +5%
Currency -5%, Port./Other -3%

Full Year

- Net sales of $14.3B were even with last year as organic growth of 1% was offset by a portfolio impact. Organic sales growth of 6% in crop protection was driven by new product sales, which were partly offset by currency pressures. Seed sales declined 4% from reduced volume related to lower planted area in U.S. & Canada and Latin America and the portfolio impact of the Brazil corn remedy partly offset by higher local price.
- Op. EBITDA of $2.7B increased 4% as cost synergies, new product sales gains in crop protection, and lower pension/OPEB and variable compensation costs were partly offset by higher raw material costs, investments to support growth and seed sales declines.

	YTD18	YTD17
Net Sales ($MM)	**14,301**	14,342
Op. EBITDA ($MM)	**2,705**	2,611
Op. EBITDA Margin	**18.9%**	18.2%

YoY Sales change: Vol -2%, Local Price +3%
Currency -%, Port./Other -1%

2018 Net Sales


4Q
YTD
Seed
Crop Protection

Innovation

- **Select new products contributing to growth in 2018**
  - Rinskor™ and Arylex™ herbicides
  - Vessarya™ and Zorvec™ fungicides
  - Pyraxalt™ and Isoclast™ insecticides
  - Enlist™ corn and cotton
  - Pioneer® brand A-series soybeans

Prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.

DOW

DU PONT ™

Appendix

1Q19 Segment Expectations

Refer in conjunction with slide 4

Segments	Key Sales and Operating EBITDA Outlook Drivers (1Q19 vs 1Q18)
Agriculture	1H sales projected to be down low-single digits percent driven by currency. Currency is expected to be a $350 million and $100 million headwind to 1H 2019 sales and operating EBITDA, respectively, with the most significant impacts in Brazil. Excluding currency, we expect first half sales to rise by the low single digits driven by new products. 1H Operating EBITDA is expected to flat, with sales gains and cost synergies offset by currency pressures, higher input costs and investments for growth. We've also estimated the split between the two quarters. 1Q sales are expected to be down low single digits percent with timing impacts from 4Q18 and 2Q19 and operating EBITDA is expected to be down low-single digits percent.
Performance Materials & Coatings	1Q19 sales down low-single digits percent on normalizing siloxane pricing. 1Q19 Op. EBITDA down on upstream silicone intermediates margin compression, driven by lower siloxane prices, particularly in APAC, with an expected currency headwind. Normal seasonal demand uptick expected in coatings end-markets.
Industrial Intermediates & Infrastructure	1Q19 sales down high-single digits percent on lower isocyanates pricing year-over-year. 1Q19 Op. EBITDA down on softening isocyanates spreads and loss of "fly-up" margins that benefited the year-ago period and an expected currency headwind. These headwinds are expected to be partly offset by further cost synergy savings. 1Q19 equity earnings expected to be down ~$200MM year-over-year, driven by margin compression in isocyanates and MEG, impacting Sadara and the Kuwait JVs.
Packaging & Specialty Plastics	1Q19 sales down low-teens percent on lower polyethylene pricing year-over-year, while demand is expected to remain solid. 1Q19 Op. EBITDA down due to forecasted lower integrated polyethylene margins in all regions versus the prior-year period and an expected currency headwind, partly offset by cost synergy savings and contributions from new capacity additions. 1Q19 equity earnings are expected to be flat year-over-year.
Electronics & Imaging	1Q sales expected to be down mid-single digits versus the year-ago period on an as reported basis and down low-single digits on an organic basis on softer local pricing. Volumes are expected to be about flat with the year-ago period. 1Q operating EBITDA is expected to be down mid-single digits as softer local pricing, lower equity earnings, higher raw material cost and a headwind from non-operating pension / OPEB more than offset cost synergies. Equity earnings are expected to be down approximately 50%.
Nutrition & Biosciences	1Q sales are expected to be down low-single digits versus the year-ago period on an as reported basis and flat to slightly up on an organic basis. Nutrition and Health price & volume increases of low-single digits are expected to be partially offset by lower volumes in Industrial Biosciences. 1Q operating EBITDA is expected to be down low-single digits as higher raw material costs and currency headwinds more than offset cost synergies and volume growth in Nutrition and Health. Excluding currency and non-operating pension / OPEB, operating EBITDA is expected to be up low-single digits as compared to the year-ago period.
Transportation & Advanced Polymers	1Q sales are expected to be down mid-single digits versus the year-ago period on an as reported basis and down low-single digits on an organic basis on lower volumes partially offset by continued pricing gains. 1Q operating EBITDA is expected to be down high-single digits as lower volumes and currency headwinds more than offset cost synergies. Excluding currency, operating EBITDA is expected to be down low-single digits as compared to the year-ago period.
Safety & Construction	1Q sales are expected to be down low-single digits versus the year-ago period on an as reported basis and up mid-single digits on an organic basis led by continued pricing strength and volume gains. 1Q operating EBITDA is expected to be up high-single digits as cost synergies and higher local price more than offset currency and non-operating pension / OPEB headwinds. Excluding currency and non-op. pension / OPEB, operating EBITDA is expected to be up low-teens as compared to the year-ago period.

Specialty Products Division Full-Year 2019 Modeling Guidance

	As Reported	Organic[1]
Net Sales Growth	About Flat	2-3%

	As Reported	Adjusted[2]
Operating EBITDA Growth	Slightly Down	3-5%

Division Highlights

- Organic sales growth of 2-3% driven by volume gains in all segments. Continued pricing strength in Safety & Construction and Transportation & Advanced Polymers segments is anticipated to be partially offset by continued pricing pressure in the Electronics & Imaging segment.
- Adjusted Operating EBITDA, excluding currency headwinds, the anticipated decline in equity affiliate income and non-operating pension/OPEB costs, is expected to increase 3-5% driven by cost synergies, local pricing strength and higher volumes, partially offset by raw material costs.

(1) Net Sales on an organic basis excludes impacts of currency and portfolio.
(2) Adjusted Operating EBITDA Growth excludes impact of currency, the anticipated declines in equity affiliate income as a result of a reduction in customer settlements and non-operating pension/OPEB costs.

Safe Harbor Statement

Regulation G

This presentation includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures include the Company's pro forma consolidated results and pro forma earnings per share on an adjusted basis, which excludes the after-tax impact of pro forma significant items and the after-tax impact of pro forma amortization expense associated with DuPont's intangible assets. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company's segments, including allocating resources. DowDuPont's management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company's U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations of non-GAAP measures to GAAP are provided in the financial schedules attached to the earnings news release and the Investor Relations section of the Company's website. DowDuPont does not provide forward-looking GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of pending litigation, unusual gains and losses, foreign currency exchange gains or losses, potential future asset impairments and purchase accounting fair value adjustments, as well as discrete taxable events, without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP results for the guidance period.

Operating EBITDA is defined as earnings (i.e.," Income from continuing operations before income taxes") before interest, depreciation, amortization and foreign exchange gains (losses), excluding significant items. Pro forma Operating EBITDA is defined as pro forma earnings (i.e., pro forma "Income from continuing operations before income taxes") before interest, depreciation, amortization and foreign exchange gains (losses), excluding the impact of adjusted significant items.

Adjusted EPS is defined as "Earnings per common share from continuing operations – diluted" excluding the after-tax impact of significant items and the after-tax impact of amortization expense associated with DuPont's intangible assets. Pro forma Adjusted EPS is defined as "Pro forma earnings per common share from continuing operations – diluted" excluding the after-tax impact of pro forma significant items and the after-tax impact of pro forma amortization expense associated with DuPont's intangible assets. Full year and prior year information is on a pro forma basis and was determined in accordance with Article 11 of Regulation S-X.

Cautionary Statement About Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target," and similar expressions and variations or negatives of these words.

DowDuPont plans to separate into three, independent, publicly traded companies—one for each of its agriculture, materials science and specialty products businesses (the "Intended Business Separations" and the transactions to accomplish the Intended Business Separations, the "separations").

In furtherance of the Intended Business Separations, DowDuPont is engaged in a series of reorganization and realignment steps to realign its businesses so that the assets and liabilities aligned with the materials science business will be held by legal entities that will ultimately be subsidiaries of Dow Holdings Inc. ("Dow") and the assets and liabilities aligned with the agriculture business will be held by legal entities that will ultimately be subsidiaries of Corteva Inc. ("Corteva"). Following this realignment, DowDuPont expects to distribute its materials science and agriculture businesses through two separate U.S. federal tax-free spin-offs in which DowDuPont stockholders, at the time of such spin-offs, will receive pro rata dividends of the shares of the capital stock of Dow and of Corteva, as applicable (the "distributions").

Safe Harbor Statement, continued

Forward-Looking Statements, continued

Forward-looking statements by their nature address matters that are, to varying degrees, uncertain, including statements about the Intended Business Separations, the separations and distributions. Forward-looking statements, including those related to the DowDuPont's ability to complete, or to make any filing or take any other action required to be taken to complete, the separations and distributions, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements also involve risks and uncertainties, many of which are beyond the DowDuPont's control. Some of the important factors that could cause DowDuPont's, Historical Dow's or Historical DuPont's actual results (including DowDuPont's agriculture business, materials science business or specialty products business as conducted by and through Historical Dow and Historical DuPont) to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) ability and costs to achieve all the expected benefits, including anticipated cost and growth synergies, from the integration of Historical Dow and Historical DuPont and the Intended Business Separations; (either directly or as conducted through Historical Dow and Historical DuPont), (ii) the incurrence of significant costs in connection with the integration of Historical Dow and Historical DuPont and the Intended Business Separations; (iii) risks outside the control of DowDuPont, Historical Dow and Historical DuPont which could impact the decision of the DowDuPont Board of Directors to proceed with the Intended Business Separations, including, among others, global economic conditions, instability in credit markets, declining consumer and business confidence, fluctuating commodity prices and interest rates, volatile foreign currency exchange rates, tax considerations, and other challenges that could affect the global economy, specific market conditions in one or more of the industries of the businesses proposed to be separated, and changes in the regulatory or legal environment and requirement to redeem $12.7 billion of DowDuPont notes if the Intended Business Separations are abandoned or delayed beyond May 1, 2020; (iv) potential liability arising from fraudulent conveyance and similar laws in connection with the separations and distributions; (v) disruptions or business uncertainty, including from the Intended Business Separations, could adversely impact DowDuPont's business (either directly or as conducted by and through Historical Dow or Historical DuPont), or financial performance and its ability to retain and hire key personnel; (vi) uncertainty as to the long-term value of DowDuPont common stock; (vii) potential inability to access the capital markets; and (viii) risks to DowDuPont's, Historical Dow's and Historical DuPont's business, operations and results of operations from: the availability of and fluctuations in the cost of feedstocks and energy; balance of supply and demand and the impact of balance on prices; failure to develop and market new products and optimally manage product life cycles; ability, cost and impact on business operations, including the supply chain, of responding to changes in market acceptance, rules, regulations and policies and failure to respond to such changes; outcome of significant litigation, environmental matters and other commitments and contingencies; failure to appropriately manage process safety and product stewardship issues; global economic and capital market conditions, including the continued availability of capital and financing, as well as inflation, interest and currency exchange rates; changes in political conditions, including trade disputes and retaliatory actions; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could result in a significant operational event for the DowDuPont, adversely impact demand or production; ability to discover, develop and protect new technologies and to protect and enforce the DowDuPont's intellectual property rights; failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management's response to any of the aforementioned factors. These risks are and will be more fully discussed in DowDuPont's current, quarterly and annual reports and other filings made with the U. S. Securities and Exchange Commission (the "Commission") as well as the preliminary registration statements on Form 10 of each of Dow and Corteva, in each case as may be amended from time to time in future filings with the Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DowDuPont's, Historical Dow's, Historical DuPont's, Dow's or Corteva' s consolidated financial condition, results of operations, credit rating or liquidity. None of DowDuPont, Historical Dow, Historical DuPont, Dow or Corteva assumes any obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled "Risk Factors" (Part I, Item 1A) of the 201[8] annual reports on Form 10-K of each of DowDuPont, Historical Dow and Historical DuPont and as set forth in the preliminary registration statements on Form 10 of each of Dow and Corteva, in each case as may be amended from time to time in future filings with the Commission.

Safe Harbor Statement, continued

Merger of Equals

Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017 (the "Merger Agreement"), The Dow Chemical Company ("Historical Dow") and E. I. du Pont de Nemours & Company ("Historical DuPont") each merged with subsidiaries of DowDuPont Inc. ("DowDuPont" or the "Company") and, as a result, Historical Dow and Historical DuPont became subsidiaries of DowDuPont Inc. (the "Merger"). Historical Dow was determined to be the accounting acquirer in the Merger and, as a result, the historical financial statements of Historical Dow, prepared under U.S. generally accepted accounting principles ("U.S. GAAP"), for the periods prior to the Merger are considered to be the historical financial statements of DowDuPont.

Unaudited Pro Forma Financial Information

In order to provide the most meaningful comparison of results of operations and results by segment, supplemental unaudited pro forma financial information is provided. The unaudited pro forma financial information has been developed by applying adjustments to the historical consolidated financial statements and accompanying notes of both Historical Dow and Historical DuPont and has been prepared to illustrate the effects of the Merger, assuming the Merger had been consummated on January 1, 2016. The results for the twelve and three months ended December 31, 2018 and three months ended December 31, 2017, are presented on a U.S. GAAP basis. For all other periods presented, adjustments have been made for (1) the purchase accounting impact, (2) accounting policy alignment, (3) eliminate the effect of events that are directly attributable to the Merger Agreement (e.g., one-time transaction costs), (4) eliminate the impact of transactions between Historical Dow and Historical DuPont, and (5) eliminate the effect of consummated divestitures agreed to with certain regulatory agencies as a condition of approval for the Merger. All pro forma adjustments and the assumptions underlying the pro forma adjustments are further described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. The unaudited pro forma financial information was based on and should be read in conjunction with the separate historical financial statements and accompanying notes contained in each of the Historical Dow and Historical DuPont Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for the applicable periods. The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflected herein are preliminary and based upon available information and certain assumptions that DowDuPont believes are reasonable under the circumstances. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what DowDuPont's results of operations actually would have been had the Merger been completed as of January 1, 2016, nor is it indicative of the future operating results of DowDuPont. The unaudited pro forma financial information does not reflect any cost or growth synergies that DowDuPont may achieve as a result of the Merger, future costs to combine the operations of Historical Dow and Historical DuPont or the costs necessary to achieve any cost or growth synergies.

Divisional Disclaimer

Discussion of segment revenue, operating EBITDA and price/volume metrics on a divisional basis for Agriculture is based on the results of the Agriculture segment; for Materials Science is based on the combined results of the Performance Materials & Coatings, Industrial & Infrastructure, and Packaging & Specialty Plastics segments; and for Specialty Products is based on the combined results of the Electronics & Imaging, Nutrition & Biosciences, Transportation & Advanced Polymers, and Safety & Construction segments. The segment disclosures have been presented in this manner for informational purposes only and should not be viewed as an indication of each division's current or future operating results on a standalone basis assuming completion of the Intended Business Separations.

Organic Sales

Net Sales on an organic basis excludes impacts of currency and portfolio.

Safe Harbor Statement, continued

Trademarks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. The Dow Diamond, DuPont Oval logo, DuPont™, the DowDuPont logo and all products, unless otherwise noted, denoted with ™, ℠ or ® are trademarks, service marks or registered trademarks of The Dow Chemical Company, E. I. du Pont de Nemours and Company, DowDuPont Inc. or their respective subsidiaries or affiliates. Solely for convenience, the trademarks, service marks and trade names referred to in this communication may appear without the ™, ℠ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names. This communication may also contain trademarks, service marks and trade names of certain third parties, which are the property of their respective owners. Our use or display of third parties' trademarks, service marks, trade names or products in this communication is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us.

Correct use of marks should be confirmed with business as appropriate.

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